Exhibit 1.1

AKERNA, INC.

PLACEMENT AGENCY AGREEMENT

dated October 28, 2020

A.G.P./Alliance Global Partners

PLACEMENT AGENCY AGREEMENT

October 28, 2020

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, New York 10022

Ladies and Gentlemen:

Akerna Corp., a Delaware corporation (the “Company”), proposes to issue and sell up to an aggregate of 5,000,000 shares of common stock, par value $0.0001 per share (“Common Stock” or the “Shares”), to investors deemed acceptable by the Company (the “Investors”) pursuant to the terms and conditions of this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the Investors.

A.G.P./Alliance Global Partners, as placement agent (the “Placement Agent”), has agreed to act on a reasonable best efforts basis in connection with the offering and sale of the Shares. The Company understands that the Placement Agent may engage one or more additional placement agents or selected dealers for purposes of selling the Shares subject to the terms hereof.

The Shares being sold to Investors are hereinafter referred to collectively as the “Securities.”

The Company confirms its agreement with the Placement Agent to act as its Placement Agent hereunder as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Placement Agent as follows with the understanding that the same may be relied upon by all dealers and placement agents in this offering and the Investors:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-249380), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended or supplemented through to the date of this Agreement, including all financial statements and the notes thereto, exhibits and financial schedules contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required documents and information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act and the Securities Act Regulations, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act and the Securities Act Regulations is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act and the Securities Act Regulations after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Securities included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission under Rule 424(b) under the Securities Act and the Securities Act Regulations (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus dated October 27, 2020, that was included in the Registration Statement, as amended or supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(b) under the Securities Act and the Securities Act Regulations. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means 9:00 a.m., Eastern time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the Securities Act and the Securities Act Regulations. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus and any post-effective amendment when filed conformed or will conform in all material respects with the Securities Act and the Securities Act Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Placement Agent for use in connection with the offer and sale of the Securities, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time each part thereof became effective under the Securities Act and the Securities Act Regulations and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(a)(3) of the Securities Act, conformed and will conform in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as set forth in Section 7(b)). The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Placement Agent has completed the placement of the Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Placement Agent’s Information. There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) the pricing terms set forth in Schedule A to this Agreement, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to the Placement Agent’s Information.

(e) Company an Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405 under the Securities Act and the Securities Act Regulations).

(f) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(g) Issuer Free Writing Prospectuses. The Company has not authorized, issued, distributed or authorized anyone to issue, distribute or use any Issuer Free Writing Prospectus.

(h) Testing-the-Waters Materials. The Company has not authorized anyone other than the Placement Agent to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Securities Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act Regulations.

(i) Offering Materials Furnished to the Placement Agent. The Company has delivered to the Placement Agent conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent has reasonably requested.

(j) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Placement Agent’s placement of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus and the Registration Statement.

(k) The Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l) Authorization of the Securities. The Securities to be sold by the Company through the Placement Agent have been duly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, and upon payment of the purchase price of the Securities as contemplated herein and in the Subscription Agreement, will be validly issued, fully paid and non-assessable.

(m) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(o) Independent Accountant. Marcum LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(p) Preparation of the Financial Statements. The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules, if any, and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified therein; said financial statements and related notes and schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited interim financial statements, which are subject to normal year-end audit adjustments that are not expected to be material and the exclusion of certain footnotes and except as may be set forth in certain notes to such financial statements. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected historical financial data set forth under the caption “Selected Consolidated Financial Data” included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) in the Registration Statement, the Disclosure Package and the Prospectus are properly and accurately described and reconciled to the GAAP financial statements in accordance with the requirements of the Regulation G under the Securities Act and the Securities Act Regulations. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or organized under the laws of the jurisdiction of its incorporation or organization and is validly existing in good standing (or such equivalent concept to the extent it exists under the laws of such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (or such equivalent concept to the extent it exists under the laws of such jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants or upon conversion of convertible securities, in each case, as described in the Disclosure Package and Prospectus, as the case may be). The Securities conform, and, when issued and delivered as provided in this Agreement, the Securities will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its certificate of incorporation, or bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as could not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such breaches or Defaults as could not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Securities under the Securities Act and applicable state securities or blue sky laws, the qualification of the Securities with the Exchange and as may be required from the Financial Industry Regulatory Authority (“FINRA”).

(t) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(u) Intellectual Property Rights. The Company, either directly or through its Significant Subsidiaries, owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not be expected to result in a Material Adverse Change. The Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights. The Company has taken reasonable and customary actions to protect its rights in confidential information and trade secrets and to protect any confidential information provided to it by any other person.

(v)  COVID 19. Since January 1, 2020, the Company and the Significant Subsidiaries have (i) complied, in all respects, with all all statutes, rules, or regulations applicable to their respective businesses and operations relating to COVID-19, including those relating to (A) shelter-in-place, quarantine and other similar orders, (B) the maintenance of safe and acceptable working conditions, and (C) employee benefits, privacy or labor and employment, including with respect to the furlough or termination of employees, the reduction or modification of compensation or employee benefits or the administration of employee leaves of absence, except, in each case, where such failure would not reasonably be expected to result in a Material Adverse Change.

(w) IT Systems The Company reasonably believes that (i) the Company and the Significant Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Significant Subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Significant Subsidiaries as currently conducted and (iii) the Company and the Significant Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable industry standards and, to the extent applicable regulatory standards.

(x) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits (“Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where the failure to have any such Permits would not reasonably be expected to result in a Material Adverse Change.

(y) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(q) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except as described in the Disclosure Package and the Prospectus and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(z) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has timely and properly filed requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(aa) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(bb) Insurance. The Company is insured by institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been described as required.

(ee) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ff) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) OFAC. (i) Neither the Company, its subsidiaries, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent, affiliate or person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as Placement Agent, advisor, investor or otherwise).

(iii) Since its inception, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(jj) Compliance with Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(ll) Environmental Laws. Neither the Company nor any of its Subsidiaries is in violation in any material respect of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their business or the occupancy of their real property and are each in compliance with their requirements, there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, proceedings or, to the Company’s knowledge, investigations relating to any Environmental Law against the Company or any of its Subsidiaries and to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(mm) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registrant Statement or otherwise registered for sale by the Company under the Securities Act, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(nn) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act

(oo) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) Securities. Upon the terms herein set forth, the Company agrees to issue and sell up to an aggregate of 5,000,000 Shares, and on the basis of the representations, warranties and agreements herein contained, and upon the terms hereof, the Placement Agent agrees to use its reasonable best efforts to arrange for the sale of the Shares to the Investors. The Placement Agent is under no obligation to arrange for the sale of any minimum number or dollar amount of Shares. The purchase price per Share to be paid by the Investors shall be as set forth in Schedule A hereto.

(b) The Closing Date. Delivery of the Securities to be purchased by the Investors and payment therefor shall be made at 9:00 a.m. (Eastern time) on a date mutually agreed to between the Company and the Placement Agent (the time and date of such closing is called the “Closing Date”).

(c) Public Offering of the Securities. The Company hereby authorizes the Placement Agent to act as its agent to solicit offers for the purchase of all or part of the Securities from the Company in connection with the proposed offering of the Securities. The Placement Agent hereby advises the Company that the Placement Agent intends, on a reasonable best efforts basis, to arrange for sale to the public, as described in the Disclosure Package and the Prospectus, of the Securities as soon after the Registration Statement has been declared effective and this Agreement has been executed by the Placement Agent, as the Placement Agent, in its sole judgment, has determined is advisable and practicable. The Company hereby acknowledges that the Placement Agent has agreed, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth in the Disclosure Package and the Prospectus. The Placement Agent shall use reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Securities has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided herein, be obligated to disclose the identity of any potential investor not previously identified to the Company or have any liability to the Company in the event any investment is not consummated for any reason. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.

(d) Payment for the Securities. The Shares are being sold to the Investors at an aggregate public offering price per Share as set forth in Schedule A hereto. The purchase of Shares by each of the Investors shall be evidenced by the execution of a Subscription Agreement by each such Investor and the Company.

(e) Delivery of the Securities. The closing of the offering shall occur at the offices of Littman Krooks LLP (or at such other place as shall be agreed upon by the Placement Agent and the Company) (“Placement Agent Counsel”). Subject to the terms and conditions hereof, at the payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names set forth in the Subscription Agreement, by and between the Company and the Investors, relating to the Securities. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at the closing shall be deemed to have occurred simultaneously.

(f) Delivery of Prospectus to the Placement Agent. Not later than 9:00 a.m. (Eastern time) on the second business day following the date the Shares are first released by the Company for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Placement Agent shall request.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each of the Placement Agent as follows:

(a) Placement Agent’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Placement Agent, the Prospectus is no longer required by law to be delivered in connection with sales by the Placement Agent or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Placement Agent for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agent reasonably objects

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Placement Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Placement Agent it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Placement Agent of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Placement Agent during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Placement Agent and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Placement Agent, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Placement Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Placement Agent, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Placement Agent may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Placement Agent and counsel for the Placement Agent to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Placement Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Earnings Statement. As soon as practicable and in any event no later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Placement Agent an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.

(k) Exchange Listing. The Company will use its best efforts to effect the listing of the Common Stock on the NASDAQ Market and will use commercially reasonable efforts to maintain the listing of the Common Stock on the NASDAQ Market or another national securities exchange.

(l) Future Reports to the Placement Agent. During the period of five years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Placement Agent at, A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022 Attention: Thomas J. Higgins, Managing Director, Investment Banking (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that no reports, documents or other information need to be furnished pursuant to this Section 3(l) to the extent that they are available on the Commission’s EDGAR system.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company has directed the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Agreement Not to Offer or Sell Additional Securities. During the period commencing on and including the date hereof and ending on and including the 90th day following the effective date of the Registration Statement (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Placement Agent (which consent may be withheld at the Placement Agent’s sole discretion), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (except for (a) a registration statement on Form S-8 relating to the Company’s employee benefit plans and (b) post-effective amendments to the Company’s existing registration statements as may be necessary to update the prospectus contained therein pursuant to Rule 10(a)(3) under the Securities Act and the Securities Act Regulations and maintain their effectiveness under the Securities Act) in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares) or publicly announce the intention to do any of the foregoing, other than (i) the issuance of restricted Common Stock, restricted stock units or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity incentive plans as such plans are in existence on the date hereof and, described in the Disclosure Package, (ii) issuances of Common Stock upon the exercise or settlement of options or warrants or the conversion of convertible securities, in each case, as disclosed as outstanding in the Prospectus and (iii) issuances of securities in connection with the acquisition of, or investment in, technologies, solutions or other businesses, provided that the aggregate number of shares of Common Stock that the Company may issue or agree to issue pursuant to this clause (iii) shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transaction contemplated by this Agreement, and provided, further, that all such recipients of shares of Common Stock shall execute and deliver to you, on or prior to such issuance, a lock-up agreement consistent with this Section 3(o).

SECTION 4. Payment of Fees and Expenses.

(a) Upon the closing of the offering and sale of the Securities, the Company shall pay the Placement Agent, upon the closing of the sale of the Securities, a success fee, payable in cash, equal to seven percent (7%) of the aggregate gross proceeds to the Company from the sale of the Securities.

(b) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses incurred by the Placement Agent (including travel expenses of the Placement Agent to attend any due diligence or road show meetings), (ii) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs, if any), (iii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares placed by the Placement Agent, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, (viii) the filing fees incident to the FINRA’s review and approval of the Placement Agent’s participation in the offering and placement of the Shares (ix) the legal fees of counsel for the Placement Agent attendant to the offering, including, without limitation, those related to FINRA’s review and approval of the Placement Agent’s participation in the offering and placement of the Securities;, (x) to the extent approved by the Company in writing, the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times (xi) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Placement Agent may reasonably request and (xii) all other reasonable fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Notwithstanding the foregoing, the aggregate amount of expenses set forth in subsections (i) and (ix) of this Section 4(b) shall in no event exceed $60,000, $30,000 of which has been paid to date. The Placement Agent may deduct from the net proceeds of the offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent.

SECTION 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent to arrange for the sale of the Securities as provided herein on the Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Placement Agent shall have received from the Accountant, a letter dated the date hereof addressed to the Placement Agent, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Placement Agent, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Lock Up Letters. Schedule B hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Placement Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit C (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(c) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission.

(d) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date in the reasonable judgment of the Placement Agent there shall not have occurred any Material Adverse Change.

(e) Opinion of Counsel for the Company. On the Closing Date, the Placement Agent shall have received the opinion and negative assurance letter of Dorsey & Whitney LLP, counsel for the Company, addressed to the Placement Agent, dated as of the Closing Date, in the form reasonably satisfactory to the Placement Agent substantially as set forth on Exhibit C hereto.

(f) Opinion of Canadian Counsel. On the Closing Date, the Placement Agent shall have received the opinion of Miller Thomson LLP, Canadian counsel for the Company, dated the Closing Date, in the form reasonably satisfactory to the Placement Agent.

(g) Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their respective capacities as such officers only, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i) for the period from and after the date of this Agreement to and including the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1 and the covenants of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(h) Bring-down Comfort Letter. On the Closing Date, the Placement Agent shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Placement Agent, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information, documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Placement Agent or person associated with the Placement Agent) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 9 and 10 shall at all times be effective.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Placement Agent, its respective affiliates and each of its respective directors, officers, members, employees and agents and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, (B) the omission or alleged omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information”, any Prospectus or any amendment or supplement thereto, in light of the circumstances in which they are made or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to, this Agreement, the Securities or the offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Placement Agent through its gross negligence or willful misconduct), and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Placement Agent expressly for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information, it being understood and agreed that the only such information furnished by any Placement Agent consists of the information described as such in subsection (b) below. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b) Indemnification by the Placement Agents. The Placement Agent shall indemnify and hold harmless the Company and the Company’s directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information”, any Prospectus or any amendment or supplement thereto, in light of the circumstances in which they are made, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein, it being understood and agreed upon that the only such Placement Agent’s Information so furnished consists of the following information in the Prospectus: the first paragraph under “Electronic Distribution,” the information under “Regulation M Restrictions” and the information under “Passive Market Making” in each case, under the caption “Plan of Distribution.” The Placement Agent shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Placement Agent under this Section 7(b) exceed the total commission received by the Placement Agent in connection with the offering of the Securities.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under 7(a) or the Placement Agent in the case of a claim for indemnification under 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent if the indemnified party under this Section 7 is an Placement Agent Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities purchased by Investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total placement agent fee received by the Placement Agent in connection with the offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the total commission received in cash by the Placement Agent in connection with the offering less the amount of any damages that the Placement Agent have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Placement Agent by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Market; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Placement Agent, is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to the Placement Agent, except that the Company shall be obligated to reimburse the expenses of the Placement Agent as provided for herein, (b) the Placement Agent to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Placement Agent or person associated with the Placement Agent) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Investors; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting solely as placement agent on a reasonable best efforts basis and is not a financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agent has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 10. Representations and Indemnities to Survive Delivery; Third-Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. Each Investor shall be a third-party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

A.G.P./Alliance Global Partners

590 Madison Avenue, 28th Floor

New York, New York 10022

Attn: Thomas J. Higgins, Managing Director, Investment Banking

with a copy (which shall not constitute notice) to:

Littman Krooks LLP

655 Third Avenue

New York, NY 10017

Attn: Steven D. Uslaner, Esq.

Fax No.:  212-490-2990

If to the Company:

Akerna Corp.

1630 Welton Street, Floor 4

Denver, Colorado 80202

Attn: Jessica Billingsley, Chief Executive Officer

Email: jlb@akerna.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

Fax Number: (303) 629-3450

Attn: Jason K Brenkert, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such merely by reason of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter dated August 25, 2020 between the parties hereto not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agent, the officers or employees of the Placement Agent, any person controlling any of the Placement Agent, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Placement Agent, the Placement Agent’s officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AKERNA CORP.

By:	/s/ John Fowle
Name: John Fowle
Title: Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

A.G.P./Alliance Global Partners

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director, Investment Banking

SCHEDULE A

Pricing Terms

Aggregate Number of Shares: 5,000,000

Price per Share to public: $2.40

Placement Agent’s Fee per Share: $0.168

Schedule A

SCHEDULE B

Lock up Parties

Jessica Billingsley
Scott Sozio
Matthew R. Kane
Tahira Rehmatullah
Mark Iwanowski
John Fowle
Nina Simosko
Ray Thompson
David McCullough

Schedule B

EXHIBIT A

[FORM OF SUBSCRIPTION AGREEMENT]

Exhibit A-1

EXHIBIT B

Form of Lock Up Agreement

October [●], 2020

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that A.G.P./Alliance Global Partners (the “Placement Agent”) proposes to enter into an Placement Agency Agreement (the “Placement Agency Agreement”) with Akerna Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”).

To induce the Placement Agent to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

Exhibit B-1

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering; (ii) the Placement Agent agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period). For clarification purposes, to the extent the undersigned already participates in or is subject to a 10b5-1 Plan, no sale of any Lock-Up Securities in accordance with said Plan shall occur within the Lock-Up Period.

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Placement Agents, successors and assigns.

The undersigned understands that, if the Placement Agency Agreement is not executed by December 31, 2020, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Placement Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit B-2

EXHIBIT C

Form of Opinion of Counsel

(i) The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to execute, deliver and perform its obligations under the Placement Agency Agreement.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Colorado.

(iii) The Securities have been duly authorized and, when issued and paid for pursuant to the terms of the Placement Agency Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to the preemptive or similar rights of any holders of any security of the Company arising by operation of law or under the Charter, the Bylaws or the Material Contracts.

(iv) The Placement Agency Agreement and the Subscription Agreements have been duly authorized by all requisite corporate action, executed and delivered by the Company.

(v) The execution, delivery and performance of the Placement Agency Agreement and the Subscription Agreements and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with the Charter or the By-laws or (b) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any agreement or instrument to which the Company is a party or by which the Company is bound that is filed or incorporated by reference as an exhibit to the Registration Statement (collectively, the “Material Contracts”) (other than any violation of or conflict with any financial tests and covenants set forth therein, as to which we express no opinion).

(vi) The execution and delivery of the Placement Agency Agreement and the Subscription Agreements and the consummation by the Company of the transactions contemplated thereby will not violate any law of the United States or the Delaware General Corporation Law or any rule or regulation of any governmental authority or regulatory body of the United States or the State of Delaware that has been issued pursuant to the Delaware General Corporation Law.

(vii) The Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(viii) We know of no agreements or instruments which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or included as an exhibit to the Registration Statement, that are not described or included as required.

Exhibit C-1

(ix) The statements in the Registration Statement, Disclosure Package and the Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to summarize legal matters, legal conclusions, the Charter, the By-laws, or other agreements or documents discussed therein, accurately summarize, an all material respects, such legal matters, agreements or documents.

(x) The statements in the Registration Statement, Disclosure Package and the Prospectus under the heading “Certain United States Federal Income Tax Considerations” to the extent that such statements purport to constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described therein in all material respects.

(xi) The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and, to our knowledge, no proceedings for any such purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act and the Securities Act Regulations, has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

(xii) The Company is not required and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required, to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required for the performance by the Company of its obligations under the Placement Agency Agreement, in connection with the offering, issuance or sale of the Securities thereunder or the consummation of the transactions contemplated thereby, except such as have been already made or obtained or as may be required under the rules of the Exchange, state securities laws or the rules of FINRA.

(xiv) The Securities have been approved for listing on the Exchange upon official notice of issuance.

(xv) To such counsel’s knowledge, there are not (1) any pending legal proceedings to which the Company is a party or of which the Company’s property is the subject, or (2) any proceedings contemplated by any Governmental Authority, in each case, which are required to be disclosed in the Registration Statement, Disclosure Package and the Prospectus and are not so disclosed.

(xviii) Each of (1) the Registration Statement, as of the time it became effective, (2) the Disclosure Package, as of the Applicable Time, and (3) the Prospectus, as of its date (in each case other than the financial statements (including the notes thereto) and schedules and other financial, statistical and accounting data derived therefrom and contained therein or omitted therefrom, as to which we express no opinion), appeared on their face to be appropriately responsive, in all material respects, with the requirements of the Securities Act and Securities Act Regulations.

The opinion shall further include the following:

Nothing has come to such counsel’s attention that would lead such counsel to believe that (1) the Registration Statement, as of the time each part thereof became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, such counsel need express no view, and make no statement, with respect to the financial statements, including the notes thereto, and schedules and other financial, accounting and statistical data derived therefrom that are contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus).

Exhibit C-2